UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULED 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant                 X
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to sec.240.14a-12

Edison International

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following was posted on the Company’s internal Portal, accessible to employees of Edison International and Southern California Edison Company from April 19, 2017 to April 25, 2017:

The Edison International annual meeting of shareholders to be held on April 27, 2017 is quickly approaching. The proxy materials for the annual meeting are available on our website at www.edison.com/annualmeeting. Employees who own Edison International shares should have received a proxy card in the mail or a Notice of Internet Availability of Proxy Materials by mail or email. Please use the control number included on your Notice or proxy card to vote your shares online. Alternatively, if you received a proxy card, you may return it by mail to cast your vote.

If you receive more than one Notice or proxy card, it means that your shares are held in more than one account. Follow the instructions and use the control number provided on each Notice or card to ensure that all of your shares are voted.

Your vote is very important, and voting is easy. If you have not yet voted, please remember to vote your shares. The deadline to vote online is 9:00 p.m. Pacific Time on Tuesday, April 25 for shares owned through the Edison 401(k) Savings Plan and 9:00 p.m. Pacific Time on Wednesday, April 26 for all other shares.

If you are unable to locate the Notice or proxy card for shares owned through the Edison 401(k) Savings Plan, please contact Keith Larson for assistance at keith.larson@sce.com or (626) 302-6511.